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                                                                   EXHIBIT 23(a)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-4 for the registration of 736,644 shares related to the merger of First Bank Holding Company) of our report dated January 28, 2000 included in SouthTrust Corporation's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this Registration Statement.

                                                 /s/ Arthur Andersen LLP

Birmingham, Alabama
October 31, 2000